Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated March 28, 2014, with respect to the financial statements of Fabrus, Inc., appearing in the Current Report on Form 8-K/A of Fabrus, Inc. for the years ended December 31, 2013 and 2012 and for the period from July 13, 2007 (Inception) through December 31, 2013.

/s/ Mayer Hoffman McCann P.C.

July 25, 2014